Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-3 of Exelixis, Inc., of our report dated February 2, 2001 relating to the consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 2000 of Exelixis, Inc., which appears in this Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers  LLP

San  Jose,  California
March  7,  2003